EXHIBIT 10.11.1





                                   As of May 1, 1995


Snyder Oil Corporation
777 Main Street, Suite 2500
Fort Worth, Texas 76102

     Re: Fifth Restated Credit Agreement dated as of June 30, 1994, by and among Snyder Oil Corporation, NationsBank of Texas, N.A. as Agent and NationsBank of Texas, N.A., Bank One, Texas, N.A., Wells Fargo Bank, N.A. and Texas Commerce Bank National Association as Banks (the "Credit Agreement"); Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning set forth in the Credit Agreement.

Gentlemen:

     Borrower has requested that the Banks extend the Facility B Termination Date to April 29, 1996. Borrower has also requested that the Banks consent to Borrower's computation and reporting of compliance with the covenants contained in Article X of the Credit Agreement based on a "successful efforts" method of accounting rather than the "full cost" method of accounting historically used by Borrower. This letter sets forth the agreements of the Banks with respect to Borrower's requests. This letter also sets forth certain agreements of the Borrower and the Banks with respect to the amount of the Total Borrowing Base and the amounts of the Facility A Borrowing Base and the Facility B Borrowing Base for the period from May 1, 1995 until the next Determination Date. Finally, this letter contains an amendment to certain provisions of the Credit Agreement related to the method of establishing the Borrowing Base.

     1. Extension of Facility B Termination Date. In accordance with Section 2.9(b) of the Credit Agreement, the Facility B Termination Date is hereby extended from October 30, 1995 to April 29, 1996. At Borrower's request, the Banks hereby defer compliance with the condition contained in Section 2.9(b) of the Credit Agreement that, in connection with the extension of the Facility B Termination Date, corresponding amendments be executed to each Mortgage required by Section 5.1 of the Credit Agreement. In that regard, Borrower acknowledges and agrees that (a) the Banks have not permanently waived the mortgage amendment requirements of Section 2.9(b), but have only agreed to defer compliance with such requirements, and (b) within fifteen (15) days following request by Required Banks, Borrower shall execute (and cause DJ Partners and the appropriate Restricted Subsidiaries [as applicable] to execute) such amendments.

     2. Method of Accounting. Borrower has advised the Banks that it has changed its method of accounting from a "full cost" method of accounting to a "successful efforts" method of accounting. The Banks hereby consent to Borrower's computation and reporting of compliance with the covenants contained in Article X of the Credit Agreement based on the "successful efforts" method of accounting, and the Banks hereby waive the contrary provisions of Section 1.2 of the Credit Agreement.

     3. Borrowing Base. In accordance with Section 4.1 and 4.4 of the Credit Agreement, effective May 1, 1995 and continuing until the earlier of August 1, 1995 or the next Determination Date, the Total Borrowing Base shall be $270,000,000, allocated as follows:
$170,000,000 to the Facility A Borrowing Base; and $100,000,000 to the Facility B Borrowing Base. Unless the Total Borrowing Base is redetermined pursuant to a Special Determination or Determination (a) prior to August 1, 1995, on August 1, 1995 the Total Borrowing Base shall reduce to $260,000,000, allocated as follows: $160,000,000 to the Facility A Borrowing Base and $100,000,000 to the Facility B Borrowing Base, and (b) on or prior to November 1, 1995, on November 1, 1995 the Total Borrowing Base shall reduce to $250,000,000 allocated as follows: $150,000,000 to the Facility A Borrowing Base and $100,000,000 to the Facility B Borrowing Base.

     4. Amendment to Section 4.2 of Credit Agreement. Section 4.2 of the Credit Agreement shall be and hereby is amended by deleting the sixth (6th) sentence of such Section in its entirety and inserting the following in place thereof:

     In the event the Banks are unable to agree on the Total Borrowing Base to be effective on the next succeeding Determination Date within such ten (10) day period, the Total Borrowing Base which becomes effective on the next Determination Date shall be determined in the following manner: (a) the Agent shall determine the weighted average of the Total Borrowing Base requested by each Bank; (b) to the extent that (i) the weighted average of the Total Borrowing Base requested by all Banks as determined pursuant to clause (a) preceding would result in an increase in the Total Borrowing Base then in effect, the Agent shall determine the weighted average of the Total Borrowing Base requested by all Banks other than the Bank which requested the greatest increase in the Total Borrowing Base (such Bank is hereafter referred to as the "Apex Bank"), and (w) to the extent that the Apex Bank has requested a Total Borrowing Base which is greater than one-hundred ten percent (110%) of the weighted average of the Total Borrowing Base requested by all Banks other than the Apex Bank, the Total Borrowing Base to be effective on the next Determination Date shall be the weighted average of the Total Borrowing Base requested by all Banks other than the Apex Bank; and (x) to the extent that the Apex Bank has requested a Total Borrowing Base which is not greater than one-hundred ten percent (110%) of the weighted average of the Total Borrowing Base requested by all Banks other than the Apex Bank, the Total Borrowing Base to be effective on the next Determination Date shall be the weighted average of the Total Borrowing Base requested by all Banks as determined pursuant to clause (a) preceding, and (ii) the weighted average of the Total Borrowing Base requested by all Banks as determined pursuant to clause (a) preceding would result in a decrease in the Total Borrowing Base then in effect, the Agent shall determine the weighted average of the Total Borrowing Base requested by all Banks other than the Bank which requested the greatest decrease in the Total Borrowing Base (such Bank is hereafter referred to as the "Nadir Bank"), and (y) to the extent that the Nadir Bank has requested a Total Borrowing Base which is less than ninety percent (90%) of the weighted average of the Total Borrowing Base requested by all Banks other than the Nadir Bank, the Total Borrowing Base to be effective on the next Determination Date shall be the weighted average of the Total Borrowing Base requested by all Banks other than the Nadir Bank, and (z) to the extent that the Nadir Bank has requested a Total Borrowing Base which is not less than ninety percent (90%) of the weighted average of the Total Borrowing Base requested by all Banks other than the Nadir Bank, the Total Borrowing Base to be effective on the next Determination Date shall be the weighted average of the Total Borrowing Base requested by all Banks as determined pursuant to clause (a) preceding. For purposes of clauses (a), (b)(i)(x) and (b)(ii)(z) preceding, "weighted average" shall be determined by reference to that percentage of the Total Commitment represented by each Bank's Commitment. For purposes of clause
     (b)(i)(w) preceding, "weighted average" shall be determined by reference to that percentage of the sum of the Commitments of all Banks other than the Apex Bank represented by each Bank's (other than the Apex Bank's) Commitment. For purposes of clause
     (b)(ii)(y) preceding, "weighted average" shall be determined by reference to that percentage of the sum of the Commitments of all Banks other than the Nadir Bank represented by each Bank's (other than the Nadir Bank's) commitment.

     The extension granted by the Banks in paragraph 1 above, the waiver by the Banks contained in paragraph 2 above and the approval of the Banks contained in paragraph 3 above are based on, and subject to, the following representations, warranties and agreements of
Borrower:

     A. Borrower hereby represents and warrants to Agent and each Bank that each representation and warranty of Borrower and the Restricted Subsidiaries contained in the Loan Papers are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

     B. Borrower hereby represents and warrants to Agent and each Bank that neither a Default nor an Event of Default has occurred which is continuing.

     C. Borrower acknowledges that nothing contained herein shall obligate any Bank to grant any subsequent extension of the Facility B Termination Date or to grant any subsequent waiver of
     Section 1.2 of the Credit Agreement.

     Borrower's acknowledgement of and agreement to the representations, warranties, and agreements set forth in this letter shall be evidenced by Borrower's execution of a counterpart of this letter in the space indicated below and Borrower's delivery of such counterpart to Agent. This letter and the extension and agreements of the Banks herein contained shall be effective as of May 1, 1995, when counterparts of this letter have been executed by Borrower and all Banks and delivered to Agent. It is not necessary that all signatures appear on the same counterpart. Facsimiles shall be effective as originals. If counterparts of this letter are executed by all Banks, but no counterpart of this letter is executed by Borrower by 5:00 p.m., Dallas, Texas time, May 20, 1995, all obligations of the Banks hereunder shall immediately terminate and shall be of no force or effect.

                    Very truly yours,

                    NationsBank of Texas, N.A.


                    By: /s/ E. Murphy Markham, IV
                    Its: Senior Vice President

                    Bank One, Texas, N.A.


                    By: /s/ Brad Bartek
                    Its: Vice President

                    Wells Fargo Bank, N.A.


                    By: /s/ Charles D. Kirkham
                    Its: Vice President

                    Texas Commerce Bank National Association


                    By: /s/ Timothy E. Perry
                    Its: Senior Vice President


Acknowledged and Agreed as of the
1st day of May, 1995

Snyder Oil Corporation


By: /s/ Peter E. Lorenzen
Its: Vice President